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                                                                    EXHIBIT 11.1

                           EDUCATIONAL MEDICAL, INC.

              COMPUTATION OF PRO-FORMA NET INCOME (LOSS) PER SHARE


                                                                         YEAR ENDED MARCH 31,
                                                             --------------------------------------------
                                                                 1995           1996            1997
                                                             -------------  -------------  --------------
Primary:
 Weighted average common stock and common stock
  equivalents outstanding during the period (1)                 2,371,115       2,462,040      4,695,468
 Convertible Preferred Stock converted into Common
  Stock upon consummation of initial public
  offering(2)                                                           -       1,705,082        981,006
 Exercise of common stock purchase warrants upon
  consummation of initial public offering(2)                            -         870,642        658,865
 Effect of Common Stock equivalents issued subsequent
  to August 7, 1995 computed in accordance with the
  treasury stock method as required by the SEC(3)                 112,000         112,000        112,000
                                                             ------------   -------------  -------------
    TOTAL                                                       2,483,115       5,149,764      6,447,339
                                                             ============   =============  =============
Pro forma income (loss) before extraordinary item              $ (513,430)      $ 672,488     $2,612,329
Extraordinary item, net of income taxes                                 -               -        308,683
                                                             ------------   -------------  -------------
Pro forma net income (loss)                                    $ (513,430)      $ 672,488     $2,303,646
                                                             ============   =============  =============
Per share of common stock:
  Pro forma income (loss) before extraordinary item            $    (0.21)      $    0.13     $     0.41
  Extraordinary item, net of income taxes                               -               -          (0.05)
                                                             ------------   -------------  -------------
  Pro forma net income (loss)                                  $    (0.21)      $    0.13     $     0.36
                                                             ============   =============  =============
Fully Diluted:
  Weighted average common stock and common stock
   equivalents outstanding during the period(1)                 2,371,115       2,524,715      4,695,468
  Convertible Preferred Stock converted into Common
   Stock upon consummation of initial public
   offering(2)                                                          -       1,705,082        981,006
  Exercise of common stock purchase warrants upon
   consummation of initial public offering(2)                           -       1,074,915        658,865
  Effect of Common Stock equivalents issued subsequent
   to August 7, 1995 computed in accordance with the
   treasury stock method as required by the SEC(3)                112,000         112,000        112,000
                                                             ------------   -------------  -------------
    TOTAL                                                       2,483,115       5,416,712      6,447,339
                                                             ============   =============  =============
Pro forma income (loss) before extraordinary item              $ (513,430)      $ 672,488     $2,612,329
Extraordinary item, net of income taxes                                 -               -        308,683
                                                             ------------   -------------  -------------
Pro forma net income (loss)                                    $ (513,430)      $ 672,488     $2,303,646
                                                             ============   =============  =============
Per share of common stock:
  Pro forma income (loss) before extraordinary item            $    (0.21)      $    0.12     $     0.41
  Extraordinary item, net of income taxes                               -               -          (0.05)
                                                             ------------   -------------  -------------
  Pro forma income (loss)                                      $    (0.21)      $    0.12           0.36
                                                             ============   =============  =============




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                                                          EXHIBIT 11.1 continued

(1) Weighted average common stock outstanding during fiscal 1995 excludes all common stock equivalents as such equivalents are antidilutive during the period.
(2) Pro forma income (loss) per share reflects preferred stock automatically converted into Common Stock and warrants which were exercised upon consummation of the initial public offering as if such conversion and exercises had occurred at the beginning of fiscal 1995. Subsequent to the Offering, such shares were included in weighted average common stock and common stock equivalents outstanding during the period.
(3) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, Common Stock equivalents issued at prices below the initial public offering price per share ("cheap stock") during the twelve month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented prior to the initial public offering.